SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2013

Goldspan Resources, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-146442	26-3342907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

836 S. Vance St., Unit E, Lakewood, Colorado	80226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 875-1044

_______________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 8 – Other Events

Item 8.01 Other Events

On March 4, 2013, we entered into a non-binding Letter of Intent (the “LOI”) with Equipment & Trucks Inc. (“ETI”) a privately held heavy equipment sales and rental company located in Loveland, Colorado, for the option to purchase an 80% ownership interest in ETI.

The LOI provides for the following transactions:

  We have agreed to issue one million (1,000,000) shares of common stock as a good faith deposit toward the contemplated acquisition
  We have agreed to use our best efforts to secure a line of credit for ETI in the amount of $1.5 million by March 31, 2013
  We have agreed to use our best efforts to increase the line of credit secured for ETI to a total amount of $5 million by September 30, 2013
  We have agreed to use our best efforts to increase the line of credit secured for ETI to a total amount of $10 million by December 31, 2013
  Upon ETI’ receipt of a line of credit in the amount of $5 million, and no later than December 31, 2013, the parties will enter into a definitive share exchange agreement regarding the proposed acquisition.

Item 9.01 Financial Statements and Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit Number	Description
99.1	Letter of Intent – Equipment and Trucks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldspan Resources, Inc.

/s/ Phillip Allen

Phillip Allen
President

Date: March 7, 2013

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